Exhibit 99.1

Kimco Realty® Announces First Quarter 2026 Results

– Leased 4.4 Million Square Feet with New Lease Spreads of 24% –

– Record $77 Million in Future ABR from Leased-to-Economic Occupancy Spread –

– Updates 2026 Outlook –

JERICHO, New York, April 30, 2026 - Kimco Realty® (NYSE: KIM), a real estate investment trust (“REIT”) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the first quarter ended March 31, 2026. For the three months ended March 31, 2026 and 2025, Net income available to the company’s common shareholders (“Net income”) per diluted share was $0.23 and $0.18, respectively.

First Quarter Highlights

•
Produced 4.5% growth in Funds From Operations* (“FFO”) per diluted share to $0.46.
•
Generated blended pro-rata cash rent spreads of 11.3% on comparable leases.
•
Achieved record leased-to-economic occupancy spread of 410 basis points, representing a $77 million, or a 28%, year-over-year increase in future Annual Base Rent (“ABR”).
•
Completed the sale of two ground‑leased parcels totaling $47.1 million and deployed $37.9 million into new structured investments, net of repayments.
•
Completed $106 million preferred equity mixed-use development at Coulter Place, a 131-unit multifamily project complementing 400,000-square-foot premier lifestyle center at Suburban Square in Ardmore, Pennsylvania.

"Our solid first quarter results, highlighted by strong leasing activity, rent commencements, and tenant credit profiles, continue to validate our strategy and underscore the power of the Kimco platform, the quality of our portfolio, the resilient demand for our product and the ability to generate durable cash flow,” said Kimco CEO Conor Flynn. “With a significant signed-not-opened pipeline set to come online over the coming quarters, we have a clear line of sight to meaningful organic growth. Combining our strong balance sheet with a disciplined approach to capital allocation, we remain confident that we will meet our external growth targets and deliver sustained long-term value for our shareholders.”

Financial Results

Net income for the first quarter of 2026 was $157.4 million, or $0.23 per diluted share, compared to $125.1 million, or $0.18 per diluted share, for the first quarter of 2025. This 28% per diluted share increase is primarily attributable to:

•
$21.5 million of growth in consolidated revenues from rental properties, net, driven by an increase of $8.3 million in minimum rents and a $6.5 million increase in reimbursement income compared to the prior year period.
•
This growth was partially offset by a $5.7 million increase in total operating and maintenance expenses mainly attributable to higher snow removal and landscaping-related services, a $2.9 million increase in real estate tax expense, and $2.5 million in lower lease termination income compared to the prior year period.
•
A $15.3 million increase in gains on sales of operating properties, net of non-cash impairments, compared to the first quarter of 2025, primarily due to the sale of a ground leased parcel at Mission Bell shopping center. Gains on sales of operating properties, net of impairments, is excluded from the company’s calculation of FFO.
•
A $5.1 million increase in equity in income from other investments, primarily driven by $4.8 million of higher profit participation income, which is excluded from the company’s calculation of FFO.

FFO was $311.3 million, or $0.46 per diluted share, for the first quarter of 2026, compared to $301.9 million, or $0.44 per diluted share, for the first quarter of 2025.

* Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Operating Results

•
Signed 4.4 million square feet during the first quarter comprising 576 leases, generating blended pro-rata cash rent spreads on comparable spaces of 11.3%, with new leases up 23.8% and renewals and options growing 12.0% and 7.9%, respectively.
•
Increased pro-rata leased occupancy by 50 basis points year-over-year to 96.3% at quarter end.
•
Reported pro-rata anchor occupancy of 97.9%, up 50 basis points year-over-year, with pro-rata small shop occupancy of 92.5%, up 80 basis points year-over-year.
•
Generated 1.7% growth in same property net operating income* (“NOI”) year-over-year, driven by a 2.2% increase in minimum rents. Credit loss, as a percentage of total pro-rata rental revenues, was 52 basis points during the first quarter.

Transactional Activities

•
Sold two ground-leased parcels: Lowe's Home Improvement at Mission Bell Shopping Center in Tampa, Florida for $22.8 million and the Walmart and Sam's Club at Dulles Town Crossing in Sterling, Virginia for $24.3 million. The proceeds were utilized as part of a reverse 1031 exchange toward the December 2025 acquisition of the common member interests in The Shoppes at 82nd Street.
•
Under Kimco’s Structured Investment Program, invested $76.4 million in new capital partially offset by $38.5 million in mezzanine loan repayments.

Capital Market Activities

•
Completed a recast of the $2.0 billion unsecured revolving credit facility. The new facility, expandable to $2.75 billion under an accordion feature, is priced at Term SOFR plus 63.5 basis points and has an initial maturity of March 17, 2030 with two six-month extension options.
•
Launched a $750.0 million commercial paper program, providing short-term financing flexibility with maturities spanning 1 to 397 days.
•
Repurchased 23,103 shares of common stock during the first quarter of 2026 at a weighted average price of $19.99 per share, net of fees and commissions.
•
Ended the quarter with approximately $2.2 billion of immediate liquidity, including full availability on the $2.0 billion unsecured revolving credit facility and approximately $170 million of cash, cash equivalents and restricted cash on the balance sheet.

Dividend Declarations

•
The board of directors declared a cash dividend of $0.26 per common share (equivalent to $1.04 per annum), representing a 4.0% increase over the quarterly dividend in the corresponding period of the prior year. The quarterly cash dividend on common shares will be payable on June 18, 2026, to shareholders of record on June 5, 2026.
•
The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N series of preferred shares. These dividends on the preferred shares will be paid on July 15, 2026 to shareholders of record on July 1, 2026.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

2026 Full Year Outlook

The company has updated its 2026 outlook for Net income and FFO per diluted share as follows:

		Current	Previous
Net income:		$0.83 to $0.87	$0.80 to $0.84
FFO:		$1.81 to $1.84	$1.80 to $1.84
The company’s full year outlook is based on the following assumptions (pro-rata share unless otherwise stated; dollars in millions):
	1Q 2026 Actual	Current	Previous
Same property NOI growth	+1.7%	+2.8% to +3.5%	+2.5% to +3.5%
Credit loss as a % of total pro-rata rental revenues	(52bps)	(65bps) to (90bps)	(75bps) to (100bps)
Lease termination income	$4	Unchanged	$7 to $15
Non-cash GAAP revenues(1)	$21	Unchanged	$45 to $50
Consolidated G&A expense, net	$37	Unchanged	$128 to $132
Consolidated interest expense and preferred stock dividends	$91	$369 to $376	$370 to $377
Consolidated mortgage and other financing income, net	$12	Unchanged	$45 to $55
Redevelopment capex(2)	$32	Unchanged	$100 to $150
Leasing and maintenance capex(3)	$39	Unchanged	$275 to $300
Property acquisitions, net of dispositions Acquisitions, weighted average cap rate Dispositions, weighted average cap rate	($47) N/A ($47); 5.6%	Unchanged	Net neutral; transaction volume of $300 to $500 6.0% to 7.0% 5.0% to 6.0%
Structured investments, net of repayments Weighted average yield	$38 10.0%	Unchanged	$75 to $125 8.0% to 10.0%
(1)
Includes deferred rents, above and below market rents, and straight-line reimbursement income, and excludes debt mark to market amortization.
(2)
Includes costs associated with a mixed-use development project, The Chester at Westlake Shopping Center.
(3)
Includes tenant improvements and allowances, capitalized external leasing commissions and capitalized building improvements.

Conference Call Information

When: 8:30 AM ET, April 30, 2026

Live Webcast: 1Q26 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com

Dial #: 1-833-461-5787 (International: +1 585-542-9983). Meeting ID: 896868660

Audio from the conference will be available on Kimco Realty’s investor relations website until August 1, 2026.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of March 31, 2026, the company owned interests in 565 U.S. shopping centers and mixed-use assets comprising 100 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) financial disruption, changes in trade policies and tariffs, geopolitical challenges or economic downturn, including general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development, redevelopment and merger opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xii) collectability of mortgage and other financing receivables, (xiii) impairment charges, (xiv) criminal cybersecurity attack disruptions, data loss or other security incidents and breaches, (xv) risks related to artificial intelligence, (xvi) impact of natural disasters and weather and climate-related events, (xvii) pandemics or other health crises, (xviii) our ability to attract, retain and motivate key personnel, (xix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or maintain certain debt until maturity, (xxiii) the Company’s ability to continue

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxiv) other risks and uncertainties identified under Item 1A, “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K that the Company files with the SEC. Certain forward-looking and other statements in this press release, or other locations, such as our corporate website, contain various corporate responsibility standards and frameworks (including standards for the measurement of underlying data) and the interests of various stakeholders. As such, such information may not be, and should not be interpreted as necessarily being, “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in this document. Corporate Responsibility information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

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CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	March 31, 2026	December 31, 2025
Assets:
Real estate, net of accumulated depreciation and amortization
of $4,921,263 and $4,849,564, respectively	$16,656,682	$16,769,292
Investments in and advances to real estate joint ventures	1,446,006	1,454,051
Other investments	99,682	99,936
Cash, cash equivalents and restricted cash	169,603	212,794
Mortgage and other financing receivables, net	420,448	383,935
Accounts and other receivables, net	370,076	368,964
Operating lease right-of-use assets, net	127,632	127,596
Other assets	295,317	271,682
Total assets	$19,585,446	$19,688,250

Liabilities:
Notes payable, net	$7,719,536	$7,718,730
Mortgages payable, net	465,433	467,203
Accounts payable and accrued expenses	254,314	291,537
Intangible liabilities, net	318,549	334,527
Operating lease liabilities	120,339	120,078
Other liabilities	161,673	188,297
Total liabilities	9,039,844	9,120,372
Redeemable noncontrolling interests	-	24,506

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 20,748 shares;
Aggregate liquidation preference $553,196	21	21
Common stock, $.01 par value, authorized 1,500,000,000 shares;
Issued and outstanding 674,402,680 and 674,093,047 shares, respectively	6,744	6,741
Paid-in capital	10,931,040	10,922,596
Cumulative distributions in excess of net income	(546,714)	(528,730)
Accumulated other comprehensive loss	(2,185)	(8,792)
Total stockholders' equity	10,388,906	10,391,836
Noncontrolling interests	156,696	151,536
Total equity	10,545,602	10,543,372
Total liabilities and equity	$19,585,446	$19,688,250

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Revenues from rental properties, net	$552,812	$531,286
Management and other fee income	5,204	5,338
Total revenues	558,016	536,624
Operating expenses
Rent	(4,147)	(4,184)
Real estate taxes	(72,842)	(69,911)
Operating and maintenance	(95,229)	(89,553)
General and administrative	(37,187)	(34,392)
Impairment charges	(50)	(534)
Depreciation and amortization	(156,496)	(158,453)
Total operating expenses	(365,951)	(357,027)

Gain on sale of properties	15,707	887
Operating income	207,772	180,484

Other income/(expense)
Other (expense)/income, net	(1,619)	207
Mortgage and other financing income, net	12,475	11,269
Interest expense	(83,125)	(80,377)
Income before income taxes, net, equity in income of
joint ventures, net, and equity in income from other investments, net	135,503	111,583

Benefit/(provision) for income taxes, net	239	(464)
Equity in income of joint ventures, net	24,811	22,683
Equity in income of other investments, net	5,794	701
Net income	166,347	134,503
Net income attributable to noncontrolling interests	(1,449)	(1,686)
Net income attributable to the company	164,898	132,817
Preferred dividends, net	(7,536)	(7,683)
Net income available to the company's common shareholders	$157,362	$125,134

Per common share:
Net income available to the company's common shareholders: (1)
Basic	$0.23	$0.18
Diluted (2)	$0.23	$0.18
Weighted average shares:
Basic	671,826	677,074
Diluted (2)	672,771	677,299

(1)	Adjusted for earnings attributable to participating securities of ($619) and ($604) for the three months ended March 31, 2026 and 2025, respectively.
(2)

Reflects the potential impact if certain units/preferred stock were converted to common stock at the beginning of the period. The impact of the conversion of certain units/preferred shares would have an anti-dilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $9 and $0 for the three months ended March 31, 2026 and 2025, respectively.

Reconciliation of Net Income Available to the Company's Common Shareholders to the FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income available to the company's common shareholders	$157,362	$125,134
Gain on sale of properties	(15,707)	(887)
Gain on sale of joint venture properties	-	(784)
Depreciation and amortization - real estate related	155,488	157,232
Depreciation and amortization - real estate joint ventures	19,862	21,355
Impairment charges (including real estate joint ventures)	50	534
Profit participation from other investments, net	(5,064)	(216)
Loss on marketable securities/derivative, net	29	325
Provision for income taxes, net (2)	7	80
Noncontrolling interests (2)	(777)	(877)
FFO available to the company's common shareholders	$311,250	$301,896

Weighted average shares outstanding for FFO calculations:
Basic	671,826	677,074
Units	3,678	3,275
Convertible preferred shares	3,185	3,282
Dilutive effect of equity awards	847	178
Diluted (3)	679,536	683,809

FFO per common share - basic	$0.46	$0.45
FFO per common share - diluted (3)	$0.46	$0.44

(1)

The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2)	Related to gains, impairments, depreciation on properties and gains/(losses) on marketable securities and derivatives, where applicable.
(3)

Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $2,259 and $2,082 for the three months ended March 31, 2026 and 2025, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted FFO per share calculations.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income available to the company's common shareholders	$157,362	$125,134
Adjustments:
Management and other fee income	(5,204)	(5,338)
General and administrative	37,187	34,392
Impairment charges	50	534
Depreciation and amortization	156,496	158,453
Gain on sale of properties	(15,707)	(887)
Other expense/(income), net	1,619	(207)
Mortgage and other financing income, net	(12,475)	(11,269)
Interest expense	83,125	80,377
(Benefit)/provision for income taxes, net	(239)	464
Equity in income of other investments, net	(5,794)	(701)
Net income attributable to noncontrolling interests	1,449	1,686
Preferred dividends, net	7,536	7,683
Non same property net operating income	(29,392)	(22,932)
Non-operational expense from joint ventures, net	26,243	28,314
Same property NOI	$402,256	$395,703

(1)

Same property Net Operating Income (“NOI”) is a supplemental non-GAAP financial measure of real estate companies' operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Same property NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods. Same property NOI assists in eliminating disparities due to the development, redevelopment, acquisition and disposition of properties during the periods presented and thus provides a more consistent performance measure for the comparison of the Company's properties. Same property NOI is calculated using rental property revenues (excluding straight-line rent adjustments, lease termination income, net, and amortization of above/below market rents), less charges for credit losses, operating and maintenance expenses, real estate taxes, and rent expenses, plus the Company's proportionate share of same property NOI from unconsolidated real estate joint ventures, calculated on the same basis. The Company's method of calculating same property NOI, which may differ from methods used by other REITs and may not be comparable to them, discloses with and without the impact from redevelopment projects.

(2)	Amounts represent the company's pro-rata share.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2026
	Low	High
Net income available to the company's common shareholders	$0.83	$0.87

Gain on sale of properties	(0.03)	(0.06)

Gain on sale of joint venture properties	-	(0.02)

Depreciation & amortization - real estate related	0.91	0.94

Depreciation & amortization - real estate joint ventures	0.11	0.12

Profit participation from other investments, net	(0.01)	(0.01)

FFO available to the company's common shareholders	$1.81	$1.84

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, international tariffs, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.